UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 22, 2012

Motorola Mobility Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other Jurisdiction of Incorporation)
001-34805		27-2780868
(Commission File Number)		(IRS. Employer Identification No.)

600 North US Highway 45, Libertyville, IL	60048
(Address of Principal Executive Offices)	(Zip Code)

 Registrant’s telephone number, including area code:  (847) 523-5000

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On May 22, 2012, Motorola Mobility Holdings, Inc. (“Motorola Mobility”) announced that Google Inc. (“Google”) had completed the acquisition of Motorola Mobility.  Pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of August 15, 2011 (the “Merger Agreement”), by and among Google, RB98 Inc. (“Merger Sub”) and Motorola Mobility, Merger Sub was merged with and into Motorola Mobility, with Motorola Mobility continuing as the surviving corporation (the “Merger”).  As a result of the Merger, Motorola Mobility became a wholly owned subsidiary of Google.

Item 1.02  Termination of Material Definitive Agreement

On May 22, 2012, in connection with the Merger, Motorola Mobility terminated the Credit Agreement dated as of January 4, 2011 among Motorola Mobility, certain banks listed therein and Citibank, N.A., as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  No early termination penalties were incurred by Motorola Mobility in connection with the termination of the Credit Agreement.

Item 2.01  Completion of Acquisition or Disposition of Assets

On May 22, 2012, pursuant to the terms of the Merger Agreement, Google completed the acquisition of Motorola Mobility through the merger of Merger Sub with and into Motorola Mobility, with Motorola Mobility continuing as the surviving corporation. As a result of the Merger, Motorola Mobility became a wholly owned subsidiary of Google and each share of Motorola Mobility’s common stock, par value $0.01 per share (“Common Shares”), other than shares owned directly or indirectly by Google or Merger Sub or held by Motorola Mobility as treasury stock immediately prior to the effective time of the Merger and shares held by stockholders that have properly exercised their appraisal rights in accordance with Delaware law, was cancelled and converted into the right to receive $40.00 in cash, without interest and less any applicable tax withholdings.  Based on the aggregate number, immediately prior to the effective time of the Merger, of the (A) shares of Motorola Mobility common stock, (B) options to purchase shares of Motorola Mobility common stock with exercise prices less than $40.00, and (C) other Motorola Mobility stock-based awards, the total purchase price was approximately $12.9 billion, assuming all unvested equity awards vest.  The increase in the estimated total purchase price (from the original estimate of approximately $12.5 billion) was related primarily to issuances of additional equity awards since the date of execution of the Merger Agreement in accordance with its terms.  The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company, Google, Merger Sub or their respective subsidiaries and affiliates.  The Merger Agreement contains representations and warranties by the Company, on the one hand, and by Google and Merger Sub, on the other hand, made solely for the benefit of the other.  The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure letter delivered in connection with the signing of the Merger Agreement.  The disclosure letter contains information that has been included in the Company’s general prior public disclosures, as well as potential additional non-public information.  While the Company does not believe that the disclosure letter contains information required to be publicly disclosed under the securities laws other than information that has already been so disclosed, the disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Google and Merger Sub, on the other hand.  Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Google or Merger Sub at the time they were made or otherwise.  In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.01  Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 22, 2012, pursuant to the terms of the Merger Agreement, Google completed the acquisition of Motorola Mobility through the merger of Merger Sub with and into Motorola Mobility.  As a result of the Merger, all of the issued and outstanding capital stock of Motorola Mobility is currently owned by Google.

In connection with the closing of the Merger, Motorola Mobility notified the New York Stock Exchange (“NYSE”) on May 22, 2012 that each of its Common Shares, other than shares owned directly or indirectly by Google or Merger Sub or held by Motorola Mobility as treasury stock immediately prior to the effective time of the Merger and shares held by stockholders that have properly exercised their appraisal rights in accordance with Delaware law, was cancelled and converted into the right to receive $40.00 in cash, without interest and less any applicable tax withholdings.  On May 22, 2012, the NYSE filed with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) on Form 25 to delist the Common Shares.  Additionally, Motorola Mobility intends to file with the SEC a certification on Form 15 under the Exchange Act requesting that the Common Shares be deregistered and that Motorola Mobility’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03  Material Modification to Rights of Security Holders

In the Merger, all Common Shares, other than shares owned directly or indirectly by Google or Merger Sub or held by Motorola Mobility as treasury stock immediately prior to the effective time of the Merger and shares held by stockholders that have properly exercised their appraisal rights in accordance with Delaware law, were cancelled and converted into the right to receive $40.00 in cash per share, without interest and less any applicable tax withholdings.

Item 5.01  Changes in Control of Registrant.

On May 22, 2012, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into Motorola Mobility, with Motorola Mobility continuing as the surviving corporation in the Merger.  In the Merger, all Common Shares, other than shares owned directly or indirectly by Google or Merger Sub or held by Motorola Mobility as treasury stock immediately prior to the effective time of the Merger and shares held by stockholders that have properly exercised their appraisal rights in accordance with Delaware law, were cancelled and converted into the right to receive $40.00 in cash per share, without interest and less any applicable tax withholdings.  As a result of the Merger, Motorola Mobility became a wholly owned subsidiary of Google.  Google financed the transaction with cash on hand.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Dr. Sanjay K. Jha, Anthony J. Vinciquerra, Jon E. Barfield, Jeanne P. Jackson, Keith A. Meister, Daniel A. Ninivaggi, Thomas J. Meredith, James R. Stengel, and Dr. Andrew J. Viterbi voluntarily resigned from the board of directors of Motorola Mobility on May 22, 2012.

Pursuant to the Merger Agreement, upon the effective time of the Merger, the following directors of Merger Sub became the directors of Motorola Mobility: Donald Harrison, Patrick Pichette, and Kent Walker.

Immediately following the effective time of the Merger, the board of directors of Motorola Mobility appointed Dennis Woodside to serve as Motorola Mobility’s CEO, President and Secretary and Vanessa Wittman to serve as Motorola Mobility’s CFO and Treasurer.

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, upon consummation of the Merger on May 22, 2012, the certificate of incorporation and bylaws of Motorola Mobility were each amended and restated in their entirety.

The Amended and Restated Certificate of Incorporation of Motorola Mobility is filed as Exhibit 3.1 hereto and incorporated by reference herein. The Amended and Restated Bylaws of Motorola Mobility are filed as Exhibit 3.2 hereto and incorporated by reference herein.

Item 8.01. Other Events.

In light of the completion of the acquisition, Motorola Mobility's Annual Meeting of Stockholders, originally scheduled to be held on June 4, 2012, will not be held.

On August 14, 2011, Wachtell, Lipton, Rosen & Katz delivered an opinion to Motorola Solutions, Inc. and Motorola Mobility in connection with the Merger.  A copy of the opinion is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

2.1
Agreement and Plan of Merger, dated as of August 15, 2011, by and among Google Inc., RB98 Inc. and Motorola Mobility Holdings, Inc., dated as of August 15, 2011 (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed with the SEC on August 18, 2011)

3.1	Amended and Restated Certificate of Incorporation of Motorola Mobility Holdings, Inc.

3.2	Amended and Restated Bylaws of Motorola Mobility Holdings, Inc.

99.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated August 14, 2011

Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorola Mobility Holdings, Inc.
Date: May 22, 2012
	By:	/s/ Donald Harrison
		Name:	Donald Harrison
		Title:	Assistant Secretary

EXHIBIT INDEX

2.1
Agreement and Plan of Merger, dated as of August 15, 2011, by and among Google Inc., RB98 Inc. and Motorola Mobility Holdings, Inc., dated as of August 15, 2011 (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed with the SEC on August 18, 2011)

3.1	Amended and Restated Certificate of Incorporation of Motorola Mobility Holdings, Inc.

3.2	Amended and Restated Bylaws of Motorola Mobility Holdings, Inc.

99.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated August 14, 2011

Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Merger Agreement.